                                                                    Exhibit (10)

                        DEFERRED COMPENSATION AGREEMENT

          THIS AGREEMENT is made this 9th day of August, 1995, between SHARED MEDICAL SYSTEMS CORPORATION (the "Company") and MARVIN S. CADWELL ("Employee"), who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          The parties hereto, intending to be legally bound, agree as follows:

     1.   Grantor Trust; Deferred Compensation Account.
          --------------------------------------------

          The Company has established an irrevocable grantor trust (the "Trust") within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to a trust agreement (the "Trust Agreement") executed on August 9, 1995 with a trustee selected by the Company (the "Trustee"). Concurrent with the execution of this Agreement, the Company will contribute to the Trust 16,576 newly-issued shares of Company Common Stock ("Original Shares") by delivery of such Shares to the Trustee.

          The Trustee shall, on behalf of the Company, hold a deferred compensation account for Employee (the "Deferred Compensation Account" or the "Account"). The Account shall have two sub-accounts, the Stock Account and the Cash Account. The Trustee shall hold the Original Shares in the Stock Account. Any stock dividends, stock splits, and other non-cash distributions received on the Original Shares shall be held in the Stock Account, while any cash dividends received on the Original Shares shall be held in the Cash Account and shall be invested in accordance with investment guidelines established by the Company. The Accounts shall also be reduced for distributions made under the terms of this Agreement.

          Notwithstanding the foregoing, the Trust assets shall be treated as assets of the Company and shall remain, in the event the Company becomes Insolvent (as such term is defined in Section 5(a)(i) of the Trust Agreement) subject to the claims of the Insolvency Creditors (within the meaning of Section 5(a)(ii) of the Trust Agreement) of the Company. Employee shall not have any property interest in the assets held in the Trust. Employee shall have only the rights of an unsecured creditor against the Company for any distribution due under this Agreement, and this Agreement shall constitute a mere promise by the Company to make such distributions in the future. It is the intention of the parties that the Agreement be unfunded for Federal income tax purposes and for purposes of Title I of ERISA.

     2.   Entitlement to Benefits.
          -----------------------

          (a)  Benefits at Normal Retirement.
               -----------------------------

               Upon the termination of Employee's employment with the Company occurring on or after the Employee attains the age of 60 (his "Normal Retirement Age"), Employee shall be entitled to receive and shall have distributed to him the balance in his sub-accounts, as provided in Exhibit A.

          (b)  Termination Before Normal Retirement Age.
               ----------------------------------------

               If Employee's employment with the Company is terminated for any reason prior to his Normal Retirement Age, Employee shall not be entitled to receive any amount in his Account, and no distributions shall be made to Employee, except under the following circumstances:

               (i)  Disability.
                    ----------

                    If Employee's termination of employment results from his permanent disability prior to his Normal Retirement Age, Employee shall be entitled to receive and shall have distributed to him the balance in his sub-accounts, as provided in Exhibit A. Employee shall be deemed "permanently disabled," only if he can no longer perform the duties of his position, as determined by the Management and Compensation Committee of the Company's Board of Directors, in his or their sole discretion.

               (ii) Death.
                    -----

                    If Employee's termination of employment results from the Employee's death prior to his Normal Retirement Age, Employee's beneficiary designated pursuant to Section 3(b) below shall be entitled to receive within 30 days of Employee's death and shall have distributed to him or her the balance in Employee's sub-accounts, in a lump sum.

               (iii) Discharge After Age 50.
                     ----------------------

                    If Employee is discharged by the Company for any reason other than "cause" after he reaches age 50 but prior to his Normal Retirement Age, the balance in his sub-accounts shall be reduced to the balance in his sub-accounts as of his date of termination multiplied by the Adjustment Fraction. For purposes of this subsection only, "Adjustment Fraction" shall mean a fraction, the numerator of which shall be the number of full months the Employee worked for the Company after attaining age 50, and the denominator of which shall be 120. The balance in his sub-accounts shall be distributed to the Employee, as provided in Exhibit A.

                    As used herein, the term "cause" shall mean Employee's (A) dishonest or illegal conduct, (B) conduct contrary to the best interests of the Company, (C) insubordination, incompetence, misconduct, or neglect of his duties, or (D) willful violation of any express direction of the senior management or the Board of Directors of the Company, as determined by the Management and Compensation Committee of the Company's Board of Directors, in his or their sole discretion.

               (iv) Change in Control.
                    -----------------

                    (A)  Acceleration of Account.
                         -----------------------

                         If, prior to Employee's Normal Retirement Age, (aa)
               there is a "Change in Control" of the Company, (bb) the Chief Executive Officer of the Company immediately prior to the Change in Control is replaced, and (cc) within 3 months subsequent thereto Employee is discharged by the Company or Employee resigns because his place of work is changed such that his commute would be increased by 50 miles or more or his responsibilities or his aggregate compensation is reduced, Employee shall be entitled to receive and shall have distributed to him the balance in his sub-accounts, as provided in Exhibit A.

                    (B)  Definition.
                         ----------

                         As used herein, the term "Change in Control" shall mean
               the acquisition by any person (other than the Company or any affiliate or associate of the Company), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the Company's then outstanding securities, or the approval by the stockholders of the Company of
               (aa) any merger or consolidation where stockholders of the Company immediately prior to the merger or consolidation do not immediately thereafter hold more than 50% of the combined voting power of the surviving company's then outstanding securities,
               (bb) a liquidation or dissolution of the Company, or (cc) a sale of all or substantially all of the Company's assets.

                    (c)  Forfeiture of Benefits.
                         ----------------------

                         Notwithstanding the foregoing, if at any time after the
               date hereof, Employee, without the express written consent of the Company, manages, operates, or controls, or becomes an officer, director or employee of, or consultant to, any business or enterprise determined by the Company to be engaged in the manufacture, distribution or marketing of any product, or the provision of any service, substantially similar to or in competition with any product or service offered by the Company, Employee shall forfeit all rights to receive any benefits under this Agreement, and no distributions under this Agreement shall be made to Employee, or continued to be made, as the case may be.

                    (d)  Acceleration of Payments.
                         ------------------------

                         Notwithstanding any other provision of this Agreement
               or the Trust Agreement, if the Company's independent public accountants determine, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a final decision by a court of competent jurisdiction involving the Employee, or a closing agreement involving the Employee made under section 7121 of the Code that is approved by the Commissioner, that the Employee has recognized or will recognize income for Federal income tax purposes with respect to benefits that are or will be payable to the Employee hereunder, before they otherwise would be paid to the Employee, the Company shall discuss with the Employee appropriate measures to eliminate a negative economic impact on the Employee, including if approved by the Company, an immediate distribution by the Trustee from the Trust to the Employee or Beneficiary of the amount so taxable.

               3.   Beneficiaries.
                    -------------

                    (a)  Death of Employee Entitled to Benefits.
                         --------------------------------------

                         If Employee dies after becoming entitled to benefits
               under Section 2(a) or 2(b)(i), 2(b)(iii) or 2(b)(iv), the balance then in his Account, shall, within 30 days of Employee's death, be distributed in a lump sum to Employee's beneficiary designated pursuant to Section 3(b) below.

                    (b)  Beneficiary Designation.
                         -----------------------

                         Employee shall have the right to designate a
               beneficiary or beneficiaries to receive any benefits hereunder which may be distributed upon Employee's death. Employee shall have the right to change any beneficiaries so designated, provided, however, that a change of a beneficiary designation will be effective only if made in a manner acceptable to the Company. If Employee fails to designate a beneficiary or if no designated beneficiary survives the Employee, his estate shall be his beneficiary.

               4.   Claims and Appeals Procedure.
                    ----------------------------

                    The Company has provided to the Employee a copy of the Claims and Appeals procedures which will be followed under this Agreement and which are incorporated herein by reference.

               5.   Non-alienation.
                    --------------

                    No benefits under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance, and any attempt to do so shall be void and unenforceable. Such benefits shall not be subject to or liable for the debts, contracts, liabilities, engagements, or torts of Employee or his beneficiary or beneficiaries.

               6.   Investment Purposes.
                    -------------------

                    Unless the Company has theretofore notified Employee that a registration statement covering Shares deposited with the Trustee has become effective under the Securities Act of 1933 and the Company has not thereafter notified Employee that such registration is no longer effective, it shall be a condition of this Agreement that any Shares to be distributed to Employee hereunder shall be acquired for investment and not with a view to distribution in violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder), and Employee hereby agrees to submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of any Shares distributed hereunder to the extent necessary to avoid a risk of violations of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulation. Such restrictions may, at the option of the Company, be noted or set forth in full on the Share certificates.

          7.   Amendment or Termination of Agreement.
               -------------------------------------

               This Agreement may be amended or terminated upon the mutual agreement of Company, by resolution of the Management and Compensation Committee of its Board of Directors adopted at a duly held meeting of said Committee or by unanimous written consent of said Committee, and Employee.

          8.   Authority to Interpret Agreement Vested in Company.
               --------------------------------------------------

               The Company shall have full power and authority to interpret, construe, administer and make factual determinations with respect to this Agreement, and the interpretation and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or any decisions regarding the amount or recipient of any distribution to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Company shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to its own willful misconduct or lack of good faith.

          9.   No Contract of Employment.
               -------------------------

               Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company.

          10.  Right to Withhold.
               -----------------

               The Company and the Trustee shall have the right to withhold from all distributions under the Agreement any Federal, state, or local taxes required by law to be withheld with respect to such distributions.

          11.  Governing Law.
               -------------

               This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.

          12.  Agreement Binding.
               -----------------

               This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Employee and his heirs, executors, administrators and legal representatives.


               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

     ATTEST:                           SHARED MEDICAL SYSTEMS CORPORATION

     [SEAL]


     /s/ T.W. Kyle                     By: /s/ R. James Macaleer
     -------------------                  -------------------------
     Assistant Secretary                  R. James Macaleer
                                          Chief Executive Officer

     WITNESS:


     /s/ John P. Dougherty              /s/ Marvin S. Cadwell
     ---------------------             ----------------------------
                                       Marvin S. Cadwell

                                   Exhibit A


I.   Distribution of Benefits.
     ------------------------

     (a)  Timing of Distributions.
          -----------------------

          Distributions pursuant to Section 2(a) shall be made in 20 annual installment payments, commencing on a date no later than 30 days after the date of Employee's termination of employment. Distributions pursuant to Sections 2(b)(i), 2(b)(iii), and 2(b)(iv) shall be made in 20 annual installment payments, commencing on a date no later than 30 days after the date the Employee reaches his Normal Retirement Age. Annual installments shall be distributed on the anniversary of the first such distribution.

     (b)  Amount of Distributions Under Sections 2(a) and 2(b)(i).
          -------------------------------------------------------

          For each installment payment made pursuant to Sections 2(a), 2(b)(i) and 2(b)(iv), the Employee shall receive (i) an amount (payable in Shares, or with respect to non-cash assets other than Company stock, in kind) equal to the percentage of the Original Shares (and the stock dividends, stock splits and other non-cash distributions deemed received on the Original Shares) as indicated for the installment under II below, and (ii) cash in the amount of $18,400. In the event that the amount of cash to be distributed in an installment exceeds the current balance in the Cash Account on the date of such distribution, then the amount of the cash distribution shall be limited to the balance in the Cash Account on such date. In the event that the balance in the Cash Account on the date of the last installment is greater than $18,400, then the entire balance in the Cash Account shall be distributed with such last installment.

          Fractional Shares shall be disregarded in computing the amount of distributions hereunder. All applicable taxes shall be withheld from distributions under the Agreement.

     (c)  Amount of Distributions under Section 2(b)(iii).
          -----------------------------------------------

          For each installment payment made pursuant to Section 2(b)(iii), the Employee shall receive (i) an amount (payable in Shares, or with respect to non-cash assets other than Company stock, in kind)) equal to the percentage of the Original Shares then remaining in the Stock Account, as provided in Section 2(b)(iii) (and the stock dividends, stock splits and other non-cash distributions received on such remaining Original Shares) indicated for the installment under II below, and (ii) cash in an amount equal to (aa) $18,400, multiplied by (bb) the Adjustment Fraction set forth in Section 2(b)(iii). In the event that the amount of cash to be distributed in an installment exceeds the current balance in the Cash Account on the date of such distribution, then the amount of the cash distribution shall be limited to the balance in the Cash Account on such date. In the event that the balance in the Cash Account on the date of the last installment is greater than the amount of cash determined pursuant to subclause (ii) of the preceding sentence, then the entire balance in the Cash Account shall be distributed with such last installment.

          Fractional Shares shall be disregarded in computing the amount of distributions hereunder. All applicable taxes shall be withheld from distributions under the Agreement.

II.  Distribution Schedule.
     ---------------------

                    Percentage of Original Shares
                    -----------------------------
     Installment    (and other assets in Stock Account) Distributed
     -----------    -----------------------------------------------

        #1               8.8%
        #2               8.2%
        #3               7.6%
        #4               7.0%
        #5               6.5%
        #6               6.0%
        #7               5.6%
        #8               5.2%
        #9               4.9%
        #10              4.7%
        #11              4.4%
        #12              4.2%
        #13              3.9%
        #14              3.7%
        #15              3.6%
        #16              3.4%
        #17              3.3%
        #18              3.2%
        #19              3.0%
        #20              2.9%
                         ----

               Total:    100%

                                                                    Exhibit (10)




                          1995 SMS Senior Management


                          Incentive Compensation Plan


                                      for


                                 Frank Lavelle
                 Senior Vice President, US Customer Operations


                         Plan Year: 1/1/95 - 12/31/95
                                    -----------------

                      Unit: Health Systems Division (HSD)
                            -----------------------------




     ---------------------------------------------------------------------
         Approved by:      /s/ Marvin S. Cadwell     Date:    8-16-95
     ---------------------------------------------------------------------
            Title:           President and COO
     ---------------------------------------------------------------------


     ---------------------------------------------------------------------
         Received by:      /s/ Francis W. Lavelle    Date:    8-16-95
     ---------------------------------------------------------------------
            Title:         Sr. Vice President, US
                             Customer Operations
     ---------------------------------------------------------------------

                                                                   Frank Lavelle
                                                                        1995 ICP

I.   Compensation Components
     -----------------------

     The compensation paid to participants in this plan is comprised of base salary and incentive compensation. The base bonus for this Incentive Compensation Plan is $100,000.

II.  Summary of ICP Components
     -------------------------

     The objective of this Incentive Compensation Plan (ICP) is to compensate the plan participant in direct proportion to his/her contribution to the maximization of the sales, revenue and profit of the Health Systems Division and SMS, and their achievement of certain general management challenges. The definitions of these performance indicators are contained in attachment A. The ICP is composed of the following:


----------------------------------------------------------
Performance Indicators               SMS Bonus
----------------------------------------------------------
  Sales                              $ 27,000       27%
----------------------------------------------------------
  Revenue                            $ 18,000       18%
----------------------------------------------------------
  Profit                             $ 45,000       45%
----------------------------------------------------------
Total Performance Bonus               *90,000       90%
----------------------------------------------------------
General Management Challenge Bonus     10,000       10%
----------------------------------------------------------
                   Total Bonus       $100,000      100%
----------------------------------------------------------

*Balanced Performance Bonus -- an additional 10% of the calculated Performance
 --------------------------
 Bonus will be earned if the targets for all three (3) of the Performance Indicators above are achieved or exceeded.

The actual bonus payments for the Performance Indicators will be determined using the related factor column in Attachment B as a multiplier of bonus values for each of the three (3) Performance Indicators.

III.   Specific Measurement of ICP Components
       --------------------------------------

The ICP will be based on the achievement of the assigned objectives.

                                                                   Frank Lavelle
                                                                        1995 ICP
General Management Challenges
-----------------------------

A bonus of $10,000 will be paid for performance against the following General Management challenges:

*     1.  Success of Quality Cycle
      2.  Completion of New Sales and Service Structure to Address Market Change
*     3.  Development of Management Succession Plan
      4.  Implementation of Competitive Sales Program
      5.  Success of Chicago CHIN
*     6.  Progress on Convergence Plans

*  General Management Challenges for all HSD Leadership Team Members


Bonus Computation
-----------------

Performance against the General Management challenges and corresponding bonus payments will be determined by your immediate Manager.

None of the above listed bonus components will be considered earned unless the participant is an employee on March 31 of the year following the plan year, or at the time of payment if prior to that date.


IV.  ICP Payment Policies
     --------------------

     A. Incentive compensation earned under this plan will be paid by March 31, 1996 or as soon as possible thereafter.

     B. Participants who enter the plan during the year or after the plan year start will receive prorated payments based on the percentage of months the participant was in the plan during the year.

     C.   There are no draws under this plan.

     D. The maximum bonus payout under this plan is three (3) times each performance indicator or three (3) times the bonus in paragraph I above. If these maximums are exceeded due to special circumstances, a senior management review will occur.

     E. This plan may be adjusted for changes in business conditions such as abnormal or unusual business events or non-fulfillment of job duties.

     F. At management's discretion, up to 20% of the earned bonus may be paid in restricted stock.

                                                                   Frank Lavelle
                                                                        1995 ICP

ATTACHMENT A

DEFINITION OF TERMS
-------------------

Sales
-----

The present value of the new software sold as stated in SMS contracts and reported in the Monthly Sales Report. (To be included in the Sales Report the contract must be dated and signed by the customer and SMS.)

Revenue
-------

Operating revenue plus gross hardware sales less the cost of hardware sales, as reported by Accounting.

Profit
------

Revenue (as defined) less direct (including all bonus costs of this plan) and overhead expenses, as reported by Accounting.

Health Systems Division (HSD)
-----------------------------

Health Systems Division includes the following organizations:

     .  The former Hospital Systems Division
     .  Radiology
     .  Decision Support Systems (DSS)
     .  Physician Services Division (PSD)
     .  Healthcare Data Exchange (HDX)
     .  Laboratory Products Division (LPD)

SMS
---

SMS includes all domestic operations.  It does not include SMS Europe.

                                     Frank Lavelle
ATTACHMENT B                             1995  ICP


--------------------------------------------------
 PERFORMANCE PERCENTAGE %   SALES  REVENUE  PROFIT
==================================================
            90                  0
--------------------------------------------------
            91               0.19
--------------------------------------------------
            92               0.36
--------------------------------------------------
            93               0.51
--------------------------------------------------
            94               0.64
--------------------------------------------------
            95               0.75        0
--------------------------------------------------
            96               0.84     0.36
--------------------------------------------------
            97               0.91     0.64
--------------------------------------------------
            98               0.96     0.84
--------------------------------------------------
            99               0.99     0.96
--------------------------------------------------
           100                1.0      1.0     1.0
--------------------------------------------------
           101              1.001    1.005    1.02
--------------------------------------------------
           102              1.003     1.02    1.08
--------------------------------------------------
           103              1.007    1.045    1.18
--------------------------------------------------
           104              1.013     1.08    1.32
--------------------------------------------------
           105               1.02    1.125     1.5
--------------------------------------------------
           106              1.029     1.18    1.72
--------------------------------------------------
           107              1.039    1.245    1.98
--------------------------------------------------
           108              1.051     1.32    2.28
--------------------------------------------------
           109              1.065    1.405    2.62
--------------------------------------------------
           110               1.08      1.5     3.0
--------------------------------------------------
           111               1.10    1.605
--------------------------------------------------
           112              1.115     1.72
--------------------------------------------------
           113              1.135    1.845
--------------------------------------------------
           114              1.157     1.98
--------------------------------------------------
           115               1.18    2.125
--------------------------------------------------
           116              1.205     2.28
--------------------------------------------------
           117              1.231    2.445
--------------------------------------------------
           118              1.259     2.62
--------------------------------------------------
           119              1.288    2.805
--------------------------------------------------
           120               1.32      3.0
--------------------------------------------------
           121              1.353
--------------------------------------------------
           122              1.387
--------------------------------------------------
           123              1.423
--------------------------------------------------
           124              1.461
--------------------------------------------------
           125                1.5
--------------------------------------------------
           126              1.541
--------------------------------------------------
           127              1.583
--------------------------------------------------
           128              1.627
--------------------------------------------------
           129              1.673
--------------------------------------------------
           130               1.72
--------------------------------------------------
           131              1.769
--------------------------------------------------
           132              1.819
--------------------------------------------------
           133              1.871
--------------------------------------------------
           134              1.925
--------------------------------------------------
           135               1.98
--------------------------------------------------
           136              2.037
--------------------------------------------------
           137              2.095
--------------------------------------------------
           138              2.155
--------------------------------------------------
           139              2.217
--------------------------------------------------
           140               2.28
--------------------------------------------------
           141              2.345
--------------------------------------------------
           142              2.411
--------------------------------------------------
           143              2.479
--------------------------------------------------
           144              2.549
--------------------------------------------------
           145               2.62
--------------------------------------------------
           146              2.693
--------------------------------------------------
           147              2.767
--------------------------------------------------
           148              2.843
--------------------------------------------------
           149              2.921
--------------------------------------------------
           150                3.0
--------------------------------------------------